EXECUTION VERSION

THIRD AMENDMENT

THIRD AMENDMENT, dated as of June 23, 2006 (this “Amendment”), to the Credit Agreement, dated as of June 21, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DOW JONES & COMPANY, INC., a Delaware corporation (the “Company”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LLOYDS TSB BANK PLC and MELLON BANK, N.A., as co-documentation agents (in such capacity, the “Co-Documentation Agents”), BANK OF AMERICA, N.A. and BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as co-syndication agents (in such capacity, the “Co-Syndication Agents”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Company;

WHEREAS, the Company has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended as set forth below;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms.  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Amendment to Section 1.1 [Defined Terms].  (a)  Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Annualized Consolidated Interest Expense” and “Consolidated Interest Expense” in their entireties.

(b)  The “Applicable Facility Fee Percentage” definition is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

““Applicable Facility Fee Percentage”:  on any date, the rate per annum set forth below which corresponds with the then current rating of the Company’s senior unsecured long-term debt issued by S&P and Moody’s respectively.

Level	Ratings	Applicable Facility Fee Percentage
I	AA-/Aa3 or higher	0.06%
II	A+/A1	0.07%
III	A/A2	0.08%
IV	A-/A3	0.08%
V	BBB+/Baa1	0.08%
VI	BBB/Baa2	0.10%
VII	BBB-/Baa3 or lower	0.125%

Changes in the Applicable Facility Fee Percentage shall become effective on the date on which S&P and/or Moody’s changes the rating it has issued for the Company’s senior unsecured long-term debt.  In the event of split ratings, the Level corresponding to the higher of such ratings shall apply unless the split is more than one Level, in which case the Level that is one Level above the lower Level shall apply; if only one of such two agencies issues a rating, such rating shall apply.”

(c)  The “Applicable Margin” definition is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

““Applicable Margin”:  on any date with respect to the Loans comprising any Eurodollar Loans, the rate per annum set forth below which corresponds with the then current rating of the Company’s senior unsecured non-credit-enhanced long-term debt issued by S&P and Moody’s respectively.

Level	Ratings	Applicable Margin
I	AA-/Aa3 or higher	0.14%
II	A+/A1	0.18%
III	A/A2	0.22%
IV	A-/A3	0.22%
V	BBB+/Baa1	0.27%
VI	BBB/Baa2	0.35%
VII	BBB-/Baa3 or lower	0.425%

Changes in the Applicable Margin shall become effective on the date on which S&P and/or Moody’s changes the rating it has issued for the Company’s senior unsecured long-term debt.  In the event of split ratings, the Level corresponding to the higher of such ratings shall apply unless the split is more than one Level, in which case the Level that is one Level above the lower Level shall apply; if only one of such two agencies issues a rating, such rating shall apply.”

(d)  The “Consolidated Cash Flow” definition is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

““Consolidated Cash Flow”:  for any period, Consolidated Operating Income for such period plus (a) income representing equity in the earnings of Affiliates received in cash by the Company and its Subsidiaries during such period and (b) the aggregate amounts deducted in determining such Consolidated Operating Income in respect of (i) amortization expenses, (ii) depreciation expenses and (iii) the non-cash portion of any extraordinary, non-recurring or unusual losses or of any restructuring charges and minus the aggregate amounts included in determining such Consolidated Operating Income in respect of the non-cash portion of any extraordinary, non-recurring or unusual gains or of any restructuring gains.  For the purposes of calculating Consolidated Cash Flow for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of Total Indebtedness to Annualized Consolidated Cash Flow, (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Applicable Disposition, the Consolidated Cash Flow for such Reference Period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the property that is the subject of such Applicable Disposition for such Reference Period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Company or any Subsidiary shall have made an Applicable Acquisition, Consolidated Cash Flow for such Reference Period shall be calculated after giving pro forma effect thereto as if such Applicable Acquisition occurred on the first day of such Reference Period.  As used in this definition, “Applicable Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $25,000,000; and “Applicable Disposition” means any disposition of property or series of related dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $25,000,000.  For purposes of this definition, whenever pro forma effect is to be given to an Applicable Acquisition, the pro forma calculations shall be made in good faith by a responsible financial officer of the Company.”

SECTION 2. Amendment to Section 2.4(b) [Fees].  Section 2.4(b) of the Credit Agreement is hereby amended by inserting the following new language at the end of the first sentence thereof:

“; provided that such Utilization Fee shall increase to 0.10% per annum at any time that and for so long as the rating of the Company’s senior unsecured non-credit-enhanced long-term debt issued by S&P or Moody’s, respectively, is equal to or lower than BBB+ or Baa1, respectively”

SECTION 3. Amendment to Section 6.2 [Limitation on Mergers and Sales of Assets].  Section 6.2 of the Credit Agreement is hereby amended by deleting clause (a) thereof in its entirety and substituting in lieu thereof the following new clause (a):

“(a)  Consolidate or merge with or into (in each case, with respect to the Company or any Subsidiary comprising all or substantially all of the assets of the Company and its consolidated Subsidiaries, taken as a whole), or sell, convey, transfer or lease in a single transaction or in a series of related transactions all or substantially all of the assets of the Company and its consolidated Subsidiaries taken as a whole to, any other Person, except (i) any such consolidation, merger, sale, conveyance, transfer or lease when the only parties to such transaction or series of transactions are one of its Subsidiaries and one or more of its other Subsidiaries, (ii) any such sale, conveyance, transfer or lease to the Company by one or more of its Subsidiaries and (iii) the merger or consolidation of the Company or any Subsidiary with another corporation, provided that the Company or such Subsidiary, as the case may be, is the surviving corporation (or, in any case where a Subsidiary is a party to such merger or consolidation and such Subsidiary is not the surviving corporation, the surviving corporation is a wholly owned Subsidiary of the Company) and that, after giving effect to such consolidation or merger, no Default or Event of Default has occurred and is continuing.”

SECTION 4. Amendment to Section 6.4 [Maintenance of Ratio of Annualized Consolidated Cash Flow to Annualized Consolidated Interest Expense].  Section 6.4 of the Credit Agreement is hereby deleted in its entirety.

SECTION 5. Conditions to Effectiveness of Amendment.  The amendments set forth herein shall be effective on the date on which the Administrative Agent (or its counsel) shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of each of (A) the Company and (B) the Required Lenders;

SECTION 6. Limited Effect.  Except as expressly amended hereby, all of the provisions, covenants, terms and conditions of the Credit Agreement are and shall continue to be in full force and effect.

SECTION 7. Representations and Warranties.  The representations and warranties made by the Company contained in the Credit Agreement are true and correct on and as of the date hereof after giving effect to this Amendment.

SECTION 8. Expenses.  The Company agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transaction contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

SECTION 9. GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Execution in Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

DOW JONES & COMPANY, INC.

By:___/s/ Christopher W. Vieth_____________

    Name:  Christopher W. Vieth

Title:  Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,

As Administrative Agent and as a Lender

By:__/s/ Peter B. Thauer_________________

    Name:  Peter B. Thauer

    Title:  Vice President

BANK OF AMERICA, N.A.

By:__/s/ Thomas Kane____________________

    Name: Thomas Kane

    Title:  Senior Vice President

BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY

By:_/s/ Harumi Kambara_________________

    Name: Harumi Kambara

    Title:  AVP

LLOYDS TSB BANK PLC

By:_/s/ Deborah Carlson______________________

    Name: Deborah Carlson

    Title:  VP and Manager Business Development

By:_/s/ Windsor Davies_____________________

    Name: Windsor Davies

    Title:  Director

MELLON BANK, N.A.

By:_/s/ William M. Feathers_______________

    Name: William M. Feathers

    Title:  Vice President

HSBC BANK USA, N.A.

By:_/s/ Darren Pinsker_______________________

    Name: Darren Pinsker

    Title:  Senior Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:_/s/ Harumi Kambara_________________

    Name: Harumi Kambara

    Title:  Authorized Signatory

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:_/s/ Doreen Barr________________________

    Name: Doreen Barr

    Title:  Vice President

By:_/s/ Mikhail Faybusovich_______________

    Name: Mikhail Faybusovich

    Title:  Associate

BANK OF NEW YORK

By:_/s/ Edward M. Vietor____________________

    Name: Edward M. Vietor

    Title:  Vice President

MERRILL LYNCH BANK USA

By:_/s/ Louis Adler_______________________

    Name: Louis Adler

    Title:  Director

THE NORTHERN TRUST COMPANY

By:_/s/ Lisa McDermott______________________

    Name: Lisa McDermott

    Title:  Vice President